                            CAPITAL ONE MASTER TRUST
         TRUST EXCESS SPREAD ANALYSIS -                NOVEMBER-98

Card Trust                                  COMT 93-1         COMT 93-4         COMT 94-3         COMT 95-1
Deal Size                                    $500MM            $700MM            $453MM            $900MM
Expected Maturity(Class A):                 10/15/98           1/15/99           6/15/99           6/15/00
                                             SERIES         In Accumulation
                                            PAID OUT           Period
----------------------------------------------------------------------------------------------------------------
Excess Spread:

      Portfolio Yield                        27.29%            14.93%            20.84%            20.84%
       LESS:    (Wt Avg) Coupon               5.40%             5.64%             5.80%             5.58%
                SVC Fees                      2.00%             1.27%             2.00%             2.00%
                Charge-Offs                   5.16%             3.28%             5.16%             5.16%

Excess Spread:        Nov-98                 14.73%             4.74%             7.88%             8.10%
                      Oct-98                  7.14%             6.44%             7.77%             7.92%
                      Sep-98                  3.78%             7.26%             7.10%             7.27%
3-Mo Avg Excess Spread                        8.55%             6.75%             7.58%             7.76%
----------------------------------------------------------------------------------------------------------------

Delinquents:    30 to 59 days                 1.74%             1.74%             1.74%             1.74%
                60 to 89 days                 1.15%             1.15%             1.15%             1.15%
                90+ days                      2.25%             2.25%             2.25%             2.25%

Monthly Payment Rate                         11.37%            11.37%            11.37%            11.37%



Card Trust                                 COMT 95-3          COMT 96-1*        COMT 96-2
Deal Size                                   $1050MM             $845MM            $750MM
Expected Maturity(Class A):                 8/15/00            8/15/01           12/15/01
                                                               (NON-US
                                                            TRANSACTION)
---------------------------------------------------------------------------------------------
Excess Spread:

      Portfolio Yield                        20.84%             20.84%            20.84%
       LESS:    (Wt Avg) Coupon               5.54%              5.62%             5.51%
                SVC Fees                      2.00%              1.50%             1.50%
                Charge-Offs                   5.16%              5.16%             5.16%

Excess Spread:        Nov-98                  8.14%              8.56%             8.67%
                      Oct-98                  7.95%              8.25%             8.49%
                      Sep-98                  7.31%              7.75%             7.84%
3-Mo Avg Excess Spread                        7.80%              8.19%             8.33%
---------------------------------------------------------------------------------------------

Delinquents:    30 to 59 days                 1.74%              1.74%             1.74%
                60 to 89 days                 1.15%              1.15%             1.15%
                90+ days                      2.25%              2.25%             2.25%

Monthly Payment Rate                         11.37%             11.37%            11.37%




Card Trust                                  COMT 96-3        COMT 97-1*        COMT 97-2*         COMT 98-1
Deal Size                                    $500MM            $608MM            $502MM            $591MM
Expected Maturity(Class A):                  1/15/04           6/15/02           8/15/02           4/15/08
                                                               (NON-US           (NON-US
                                                              TRANSACTION)    TRANSACTION)
----------------------------------------------------------------------------------------------------------------
Excess Spread:

      Portfolio Yield                        20.84%            20.84%            20.84%            20.84%
       LESS:    (Wt Avg) Coupon               5.54%             5.58%             5.57%             6.29%
                SVC Fees                      1.50%             1.50%             1.50%             1.50%
                Charge-Offs                   5.16%             5.16%             5.16%             5.16%

Excess Spread:        Nov-98                  8.64%             8.60%             8.61%             7.89%
                      Oct-98                  8.45%             8.52%             8.30%             7.58%
                      Sep-98                  7.81%             8.01%             7.80%             7.26%
3-Mo Avg Excess Spread                        8.30%             8.38%             8.24%             7.58%
----------------------------------------------------------------------------------------------------------------

Delinquents:    30 to 59 days                 1.74%             1.74%             1.74%             1.74%
                60 to 89 days                 1.15%             1.15%             1.15%             1.15%
                90+ days                      2.25%             2.25%             2.25%             2.25%

Monthly Payment Rate                         11.37%            11.37%            11.37%            11.37%

Card Trust                                 COMT 98-2*         COMT 98-3*        COMT 98-4
Deal Size                                    $502MM             $464MM            $750MM
Expected Maturity(Class A):                 8/10/99            8/16/01           11/15/03
                                            (NON-US            (NON-US
                                           TRANSACTION)      TRANSACTION)
---------------------------------------------------------------------------------------------
Excess Spread:

      Portfolio Yield                        20.84%             20.84%            20.84%
       LESS:    (Wt Avg) Coupon               5.31%              5.63%             5.19%
                SVC Fees                      1.50%              1.50%             1.50%
                Charge-Offs                   5.16%              5.16%             5.16%

Excess Spread:        Nov-98                  8.87%              8.55%             8.99%
                      Oct-98                  8.69%              7.70%             8.69%
                      Sep-98                  8.04%              7.72%             8.49%
3-Mo Avg Excess Spread                        8.53%              7.99%             8.72%
---------------------------------------------------------------------------------------------

Delinquents:    30 to 59 days                 1.74%              1.74%             1.74%
                60 to 89 days                 1.15%              1.15%             1.15%
                90+ days                      2.25%              2.25%             2.25%

Monthly Payment Rate                         11.37%             11.37%            11.37%

* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:

On December 15, 1998, the Expected Maturity Date, Series 1993-1 is paid out September and October excess spread numbers for Series 1998-4 are proforma numbers

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com
(Under "For Investors" section)



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